UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

                             November 3, 2026 (November 2, 2026)

Date of Report (Date of earliest event reported)

International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

                   New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
Rights to Purchase Common Stock	N/A	New York Stock Exchange

Item 3.02	Unregistered Sales of Equity Securities.

On November 2, 2026, International Seaways, Inc. (“Parent”) completed the acquisition of Bruton Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Bruton”), pursuant to the Transaction Agreement, dated as of October 16, 2026 (the “Transaction Agreement”), by and among Parent, Bravo Ltd., an exempted company limited by shares incorporated under the laws of Bermuda and indirect wholly owned subsidiary of Parent (“Merger Sub”), and Bruton. Pursuant to the terms of the Transaction Agreement, the Company acquired Bruton through the merger of Merger Sub with and into Bruton, with Bruton surviving the merger as an indirect wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, among other things, (i) each of Bruton’s outstanding common shares, $0.10 par value per share (the “Bruton Common Shares”), held by a holder of more than 10,000 Bruton Common Shares (other than certain excluded shares) was converted into the right to receive 0.05190 shares of Parent common stock, no par value per share (the “Parent Common Stock,” and such exchange ratio the “Per Share Stock Consideration”), and cash in lieu of any fractional shares of Parent Common Stock, and (ii) each outstanding Bruton Common Share (other than certain excluded shares) held by a holder of 10,000 or fewer Bruton Common Shares received cash consideration of $6.3044 per share.

In connection with the closing of the Merger on November 2, 2026, approximately 1.1 million shares of Parent Common Stock are issuable, in the aggregate, as Per Share Stock Consideration pursuant to the Merger (with the final number of shares to be determined following completion of the settlement process). The shares of Parent Common Stock issued as the Per Share Stock Consideration pursuant to the Merger will be issued in reliance upon the exemption from registration provided by Rule 802 under the Securities Act of 1933, as amended (the “Securities Act”), based in part on a determination that fewer than 10% of the Bruton Common Shares were held by U.S. holders for purposes of Rule 802, determined in accordance with Rule 802.

The foregoing description of the terms of the Transaction Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Pursuant to General Instruction B.2 of Form 8-K, the following exhibits are filed with this Form 8-K.

Exhibit No.	Description
2.1	Transaction Agreement, dated October 16, 2026, by and among International Seaways, Inc., Bravo Ltd. and Bruton Limited (incorporated by reference to Exhibit 2.2 to Parent’s Current Report on Form 8-K filed with the SEC on October 16, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: November 3, 2026	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel